UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2021

SunPower Corporation
(Exact name of registrant as specified in its charter)

001-34166
(Commission File Number)

Delaware	94-3008969
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

51 Rio Robles, San Jose, California 95134
(Address of principal executive offices, with zip code)

(408) 240-5500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock	SPWR	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 10, 2021, Thomas Rebeyrol resigned from the Board of Directors (the “Board”) of SunPower Corporation, a Delaware corporation (the “Company”), and on February 10, 2021, the Board appointed Laurent Wolffsheim to serve as a member of the Board. Mr. Rebeyrol had served as a designee of Total Solar INTL SAS, formerly known as Total Gas & Power USA, SAS (“Total Solar,” an affiliate of Total S.E. or “Total”), pursuant to the Affiliation Agreement, dated April 28, 2011, as amended, between Total Solar and the Company, and Mr. Wolffsheim is replacing Mr. Rebeyrol as Total Solar’s designee on the Board.

Mr. Wolffsheim has served as senior vice president, strategy growth & people within the Gas Renewables and Power division of Total since January 2021. Before that, he served as managing director of Total Exploration & Production Qatar, vice president budget & financial control for the Total group, strategic planning manager within the Refining & Chemicals division of Total, and managing director of Total Polska Sp. z o.o.

Prior to those positions, Mr. Wolffsheim held various other positions within the Total group, where he has been employed since 1995. Mr. Wolffsheim holds a degree in engineering from École Centrale de Lyon and a degree in business administration from École Supérieure des Sciences Économiques et Commerciales.

Mr. Wolffsheim serves as a Class III director, to serve until the Company’s annual meeting of stockholders to be held in 2023.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

February 16, 2021	By:	/S/ KENNETH L. MAHAFFEY
	Name:	Kenneth L. Mahaffey
	Title:	Executive Vice President and General Counsel